UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 30, 2008
CAMBREX CORPORATION

(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 804-3000
Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report
April 30, 2008
Section 2 — Financial Information
Item 2.02. Results of Operations and Financial Condition
     On May1, 2008, Cambrex Corporation issued a press release announcing its financial results for the first quarter 2008. The Press Release is attached to this Form 8-K as Exhibit 99.1.
     Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document under the Securities Act of 1933.
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.
     Cambrex Corporation is reporting under Item 5.02 (e) that the Compensation Committee of the Board of Directors on March 30, 2008, approved the continuation of a special incentive award in the amount of $1.5 million payable to Mr. Mack, Cambrex’s Chairman, President and Chief Executive Officer upon the completion of the transfer of majority ownership control of the Company during 2008. This special award was previously disclosed in the Company’s Proxy Statement for 2007 for the 2007 Annual Meeting of Stockholders of Cambrex Corporation.
Item 9.01 — Financial Statements and Exhibits
     (c) Exhibits
          (99.1) Press release issued by Cambrex Corporation dated May 1, 2008.
     Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any registration statement or other document under the Securities Act of 1933.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date: May 1, 2008	By:	/s/ Peter E. Thauer

Name: Peter E. Thauer
Title: Senior Vice President,
General Counsel & Secretary

Exhibit 99.1 – Cambrex Corporation Press Release dated May 1, 2008